Exhibit 4.1


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made as of the 6th day of February, 2003 between Barnes Group Inc., a Delaware corporation (the "Company") and GC-Sun Holdings II, L.P., a Delaware limited partnership ("GC-Sun").

         WHEREAS, GC-Sun is acquiring 923,506 shares of common stock, par value $.01 per share, of the Company ("Common Stock") in accordance with the terms of a Membership Interest and Asset Purchase Agreement dated as of January 15, 2003 (the "Purchase Agreement"; unless otherwise defined herein, capitalized terms used shall have the meaning set forth in the Purchase Agreement), between the Company, GC-Sun and certain other parties thereto;

         WHEREAS, the shares of Common Stock of the Company are currently traded on the New York Stock Exchange ("NYSE");

         WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company has agreed to grant GC-Sun certain rights with respect to the registration for sale of the shares of Common Stock issued to GC-SUN pursuant to the Purchase Agreement; and

         WHEREAS, the Company is contemplating conducting a follow-on underwritten public offering of its Common Stock (a "Follow-On Offering") during 2003;

         NOW, THEREFORE, the parties hereby agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms have the following meanings:

         1.1 "Affiliate" shall have the meaning specified in Rule 12b-2 promulgated under the Exchange Act and, for purposes of Sections 2.2(b), 4.1 and
12.1 only, any officer of the Company or any member of the Barnes family (or any trust established by any member of the Barnes family) who, at the relevant time, is a holder of Common Stock.

         1.2 "Applicable Limitation Period" shall have the meaning set forth in
Section 6.2 hereof.

         1.3 "Blackout Event" shall have the meaning set forth in Section 6.1 hereof.

         1.4 "Common Stock" shall have the meaning set forth in the recitals hereto.

         1.5 "Effectiveness Period" shall have the meaning set forth in Section 2.1(a) hereof.

         1.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.7 "Follow-On Offering" shall have the meaning set forth in the recitals hereto.

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         1.8 "Form S-3" shall mean the form so designated, as promulgated by the
SEC for registration of securities under the Securities Act, and any forms succeeding to the functions of such form, whether or not bearing the same designation, and if such form cannot be used by the Company to register securities, such other form of registration promulgated by the SEC for registration of securities under the Securities Act, including Form S-1 and Form S-2.

         1.9 "Holder" shall mean GC-Sun so long as GC-Sun holds Registrable Securities and any transferee or assignee of Registrable Securities to whom a Holder's rights under this Agreement have been assigned in accordance with
Section 11 hereof. A Person shall cease to be a Holder for prospective purposes only when such Holder no longer owns or otherwise holds any Registrable Securities.

         1.10 "Holders' Counsel" shall have the meaning set forth in Section 2.1(d) hereof.

         1.11 "indemnified party" and "indemnifying party" shall have the meanings set forth in Section 10.3 hereof.

         1.12 "Indemnitees" shall have the meaning set forth in Section 10.1 hereof.

         1.13 "Lockup Persons" shall have the meaning set forth in Section 12.1 hereof.

         1.14 "Non-Holders" shall have the meaning set forth in Section 12.4 hereof.

         1.15 "NYSE" shall have the meaning set forth in the recitals hereto.

         1.16 "Other Event" shall have the meaning set forth in Section 6.1 hereof.

         1.17 "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture or an unincorporated organization.

         1.18 "Purchase Agreement" shall have the meaning set forth in the recitals hereto.

         1.19 "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement on Form S-3 or similar document in compliance with the Securities Act and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         1.20 "Registrable Securities" shall mean (i) all shares of Common Stock issued to GC-SUN in connection with the Purchase Agreement (ii) any shares of Common Stock issued or issuable as dividends on, or other distributions with respect to, the Common Stock (iii) or any other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) dividends on or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; provided, however, Registrable Securities shall not include any Registrable Securities (x) the sale of which has been registered pursuant to the Securities Act and which Registrable Securities have been sold pursuant to such registration, (y) which have been sold to the public pursuant to Rule 144 (or a successor rule or

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regulation), as promulgated under the Securities Act, or (z) have ceased to be
Registrable Securities pursuant to Section 4.2.

         1.21 "Restricted Period" shall mean the period from the date of this Agreement until one of the following circumstances has occurred: (i) ninety (90) days have elapsed after the effective date of a Shelf Registration Statement filed pursuant to Section 5.1 hereof (it being agreed that such ninety (90) day period shall be extended for the duration of any Blackout Event or suspensions under Section 6 hereof during such ninety (90) day period), (ii) ninety (90) days have elapsed after the effective date of a Shelf Registration Statement filed pursuant to Section 5.2 hereof (it being agreed that such ninety (90) day period shall be extended for the duration of any Blackout Event or suspensions under Section 6 hereof during such ninety (90) day period, and shall be reduced by the number of days elapsed between the first date that the Holders may request the Company to file the Shelf Registration Statement pursuant to Section
5.2 hereof and the date that such request is actually made), or (iii) ninety
(90) days have elapsed between the first date that the Holders may request the Company to file the Shelf Registration Statement pursuant to Section 5.2 hereof and the date that such request is actually made.

         1.22 "Rule 144" shall have the meaning set forth in Section 13(a) hereof.

         1.23 "SEC" shall mean the Securities and Exchange Commission.

         1.24 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.25 "Selling Holder(s)" shall mean any Holder proposing to sell or selling Registrable Securities pursuant to a registration statement as provided in this Agreement.

         1.26 "Shelf Registration" shall mean a shelf registration statement on an appropriate form pursuant to Section 415 under the Securities Act, or any similar rule hereafter adopted by the SEC.

         1.27 "Tender Offer" shall have the meaning set forth in Section 12.3 hereof.

         1.28 "Transaction Event" shall have the meaning set forth in Section
6.1 hereof.

         Section 2. Obligations of the Company.

         2.1 Whenever Holders of a majority of the Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement on a Shelf Registration Statement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities on a Shelf Registration Statement pursuant hereto, and the Company shall:

                  (a) for a period from the date the Shelf Registration Statement is declared effective by the SEC until the two (2) year anniversary of the date of this Agreement, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities or cease to be outstanding (the "Effectiveness Period"): use its reasonable best efforts to keep the Shelf Registration Statement

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continuously effective, and to prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period; and to cause the prospectus forming part of the Shelf Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed (if required) pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all shares covered by the Shelf Registration Statement during the Effectiveness Period so that the Shelf Registration Statement is available and usable for sales of Registrable Securities from time to time by the Holders in accordance with the intended method of distribution described therein;

                  (b) take such actions as may be necessary so that the Shelf Registration Statement complies with the requirements of the Securities Act;

                  (c) take such actions as may be necessary so that the Shelf Registration Statement and any amendment thereto and the prospectus forming part of the Shelf Registration Statement and any amendment or supplement thereto do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and, upon becoming aware of the occurrence of any event or the discovery of any facts during the period the Shelf Registration Statement is effective that make any statement of a material fact made in the Shelf Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Shelf Registration Statement or related prospectus that requires the making of any changes in the Shelf Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, promptly notify the Holders, and, subject to the provisions of
Section 6, as soon as reasonably practicable prepare and file with the SEC a supplement or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (d) (i) at least five (5) business days prior to the filing of any Shelf Registration Statement, the prospectus, any amendment to such Shelf Registration Statement, any amendment or supplement to the prospectus, or any amendment to any document incorporated by reference into the Shelf Registration Statement which is filed solely as a response to comments of the SEC resulting from its review of the Shelf Registration Statement, provide copies of all such documents proposed to be filed to one counsel selected by the Holders of a majority of the Registrable Securities (the fees of such counsel to be paid by the Holders) (the "Holders' Counsel"), (ii) review and consider any comments of Holders' Counsel and any underwriter of the Selling Holder(s) on such documents received by the Company prior to the filing thereof, and (iii) promptly notify each Holder when any such document has been filed and furnish to the Holders' Counsel copies of such documents once filed, and promptly notify each Holder when any Shelf Registration Statement or any post-effective amendment thereto becomes effective;

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                  (e) grant to Holders of a majority of the Registrable
Securities, Holder's Counsel, their accountants and underwriters (if any) access to the books and records and the opportunity to discuss the business of the Company with its officers and independent public accountants who have certified its financial statements as shall be reasonably necessary, in the opinion of such Selling Holders and such underwriters (if any) or Holders' Counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that such Holders shall have entered into a confidentiality agreement with the Company (which, by its terms shall extend to advisers and underwriters engaged by the Holders) containing customary terms and conditions which is in a form reasonably acceptable to the Company;

                  (f) promptly notify the Holders of any of the following:

                           (i) any request by the SEC for amendments or
supplements to the Shelf Registration
Statement or the prospectus or for additional information;

                           (ii) any issuance by the SEC of any stop order
suspending the effectiveness of the
Shelf Registration Statement or the initiation or threat of any proceedings by any Person for that purpose, and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement as soon as possible;

                            (iii) the receipt by the Company of any notification
with respect to the suspension of the qualification of any Registrable Securities for sale on the NYSE, Nasdaq or any exchange or trading system on which the Registrable Securities are traded;

                  (g) use its reasonable best efforts to list all Registrable Securities covered by any Shelf Registration Statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed (and to maintain such listing during the Effectiveness Period);

                  (h) in connection with any underwritten offering under any Shelf Registration Statement, furnish each Selling Holder with copies of customary opinions of counsel and accountants' "comfort" letters as the Holders of the majority of the Registrable Securities may reasonably request with respect to the Shelf Registration Statement covering such Registrable Securities and the financial statements included therein; provided, that any legal opinion so delivered shall not be required to opine as to any matters concerning any shares of the Company's equity securities other than the Registrable Securities; and

                  (i) furnish to each Selling Holder, without charge, such number of copies of the prospectus forming part of any Shelf Registration Statement (including any preliminary prospectus), and any amendment or supplement thereto, and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holders included in the registration.

         2.2 The provisions of Section 2.1(d), (f), (g) and (i) shall apply to each registration in which a Selling Holder is participating pursuant to Section 3.

         2.3 The Company hereby agrees that it will not, without the prior written consent of GC-Sun or the Holders of a majority of the Registrable
Securities:

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                  (a) grant or agree to grant any registration or similar rights to any Person in respect of any securities (including Common Stock) of the Company, any rights to acquire securities of the Company, or any securities convertible or exchangeable into or exercisable for securities of the Company that entitle such Person to demand or otherwise require or cause the Company to:
(i) register or file a registration statement covering such securities during the Restricted Period; (ii) include any of such Person's securities or rights to acquire securities in the Shelf Registration Statement filed pursuant to Section 5 hereof (e.g., "piggyback rights"); or (iii) include any of such Person's securities or rights to acquire securities in the Follow-On Offering or any other registered offering in which the Holders are entitled to participate pursuant to Section 3 hereof, except to the extent such rights of inclusion explicitly provide that they are subordinate to the rights of the Holders under this Agreement and, in the event that the size of such offering is limited or reduced, the Holders of the Registrable Securities shall be entitled to include all of their shares on a priority basis and to the exclusion of any such securities held by such Person; or

                  (b) register or agree to register the offer or sale of any securities (including Common Stock) of the Company, any rights to acquire securities of the Company, or any securities convertible or exchangeable into or exercisable for securities of the Company on behalf of any Person other than the Company or its Affiliates during the Restricted Period.

                  (c) The Company hereby represents and warrants to GC Sun that as of the date of this Agreement the Company has not granted any registration or similar rights to any Person in respect of, or otherwise agreed to register, any securities (including Common Stock) of the Company, any rights to acquire securities of the Company, or any securities convertible or exchangeable into or exercisable for securities of the Company that entitle such Person to demand or otherwise require or cause the Company to register or file a registration statement covering such securities under the Securities Act.

         Section 3. Piggy Back Registration. In the event that the Company proposes to register any of its Common Stock for sale in connection with the Follow-On Offering or a subsequent offering of Common Stock (other than a registration effected (a) solely to implement the exchange of securities, assets or stock of other Persons in connection with an acquisition transaction or a business combination transaction or (b) solely to implement an employee benefit plan), the Company will give prompt written notice to each Holder of its intention so to do. If a Holder desires to include Registrable Securities in such registration it shall, within ten (10) business days after the receipt of such notice from the Company, deliver to the Company a written request stating the number of shares of Registrable Securities proposed to be included in the registration and the intended method of disposing of such shares. The Company will cause all such Registrable Securities to be included in such registration so as to permit the disposition (in accordance with the methods in said request) by each Holder of the shares so registered; subject, however, to the provisions set forth in Section 4 and the expiration of such rights as set forth in the following sentence. The Holder's piggy-back registration rights under this
Section 3 shall expire on the earlier of (i) the date that all of the Holder's Registrable Securities have been sold or (ii) the date which is two (2) years following the date of this Agreement.

         Section 4. Additional Agreements Regarding Piggy Back Registration.

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         4.1 If a registration of which the Company gives notice pursuant to
Section 3 or a registration pursuant to Section 5 in which the Company or another securityholder desires to include shares is for an underwritten offering, only securities which are to be included in the underwriting may be included in the registration. Notwithstanding any provision of Section 3 or
Section 5, if the underwriter with respect to the offering, in its sole discretion, determines that marketing factors require a limitation of the number or dollar amount of securities to be included in the underwritten offering or determines that some other limitation is advisable, the underwriter may exclude or otherwise limit the number of or dollar amount of securities to be included in the registration and underwriting; provided, that the Company shall include in the registration:

                  (a) if the registration is for the account of the Company for the primary sale of its securities (including without limitation, the Follow-On Offering) or for the account of any Selling Holders as provided in Section 5 hereof: (i) first, the amount of securities proposed to be sold by the Selling Holders hereunder up to the maximum amount includable in the opinion of the underwriters, which securities shall be allocated pro rata among the Selling Holders on the basis of the dollar amount of securities sought to be included therein by each Selling Holder, (ii) second, the amount of securities intended to be included by the Company and its Affiliates up to the maximum includable in the opinion of the underwriters, and (iii) third, the amount of securities proposed to be sold by any other securityholders up to the maximum amount includable in the opinion of the underwriters, which securities shall be allocated pro rata among such securityholders on the basis of the dollar amount of securities sought to be included therein by each such Person; and

                  (b) if the registration is for the account of any securityholder exercising "demand" registration rights other than the Holders under this Agreement: (i) first, all the securities of any securityholder exercising "demand" registration rights up to the maximum amount includable in the opinion of the underwriters, (ii) second, the amount of securities proposed to be sold by the Selling Holders hereunder up to the maximum amount includable in the opinion of the underwriters, which securities shall be allocated pro rata among the Selling Holders on the basis of the dollar amount of securities sought to be included therein by each Selling Holder, (iii) third, the amount of securities proposed to be sold by the Company and its Affiliates up to the maximum amount includable in the opinion of the underwriters, and (iv) fourth, the amount of securities proposed to be sold by any other securityholders not exercising the demand up to the maximum amount includable in the opinion of the underwriters, which securities shall be allocated pro rata among such securityholders on the basis of the dollar amount of securities sought to be included therein by each such Person.

         If the number of shares of Registrable Securities which may be included by a Selling Holder is limited pursuant to paragraphs (a) or (b) above, the Company shall advise such Selling Holder of any exclusion or other limitation, and the number of shares of Registrable Securities that may be included in the registration and underwriting or the method by which such number will be calculated. No shares of Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration; provided, however, that such shares shall remain "Registrable Securities" hereunder and the Holders thereof shall be entitled to all rights set forth in this Agreement including, without limitation, the rights set forth in Section 5 hereof.

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         4.2 If a Holder determines not to participate in the underwriting with respect to any registration with respect to an underwritten offering in which such Holder previously elected to participate, such Holder may elect to withdraw therefrom by giving written notice to the Company and the underwriter prior to the effective date of the registration statement and such withdrawn shares shall remain "Registrable Securities" hereunder and the Holders thereof shall be entitled to all rights set forth in this Agreement, including, without limitation, the rights set forth in Section 5 hereof; provided, however, if any Holder shall withdraw from the Follow-On Offering and the Follow-On Offering is consummated on or before September 30, 2003 and raises gross proceeds for the Company of at least $30,000,000, any Registrable Securities withdrawn from the Follow-On Offering shall cease to be Registrable Securities and the Holder thereof shall have no further rights under this Agreement. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that if as a result of the withdrawal of such shares a greater number of shares of Common Stock or securities sought to be included by the Company, other Selling Holders or other securityholders may be included in such registration, then the Company, such other Selling Holders or such other securityholders shall have the right to include additional Common Stock or securities up to the maximum includable in the opinion of the underwriters (such additional Common Stock or securities so included to be allocated among the Company, such other Selling Holders and such other securityholders in the manner set forth in paragraphs (a) and (b) of
Section 4.1).

         4.3 Notwithstanding the filing of any registration statement, the Company may, at any time prior to the effective date thereof and without liability to any Holder, determine not to register the securities to which the registration statement relates and withdraw such registration statement if such withdrawal is requested by the Person initiating the filing; provided, however, that any registration statement withdrawn pursuant to any request of the Holders of a majority of the Registrable Securities shall still fully satisfy the Company's obligation to effect a registration under Section 5.

         4.4 In connection with the registration of the Holders' Registrable Securities on a Shelf Registration Statement pursuant to Section 5, neither the Company nor any other securityholder of the Company or any other Person shall have the right to participate in sales pursuant to any Shelf Registration Statement.

         Section 5. Registration at Request of Holder.

         5.1 In the event that the Company does not certify in writing to GC-SUN that is has held an organizational meeting on or before May 31, 2003 with a proposed underwriter for the purpose of commencing the Follow-On Offering, the Company will register for sale by the Holders all, but not less than all, Registrable Securities held by the Holders and will file a Shelf Registration Statement for such purpose on or before June 23, 2003.

         5.2 In the event that (a) the Company certifies in writing to GC-SUN that it has held an organizational meeting on or before May 31, 2003 with a proposed underwriter for the purpose of commencing the Follow-On Offering but subsequently determines not to proceed or ceases to actively pursue the Follow-On Offering, or (b) the Follow-On Offering is not consummated and the registration statement is not effective by September 30, 2003, or (c) the

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Follow-On Offering is consummated by September 30, 2003, but either the Holders were not entitled to sell all Registrable Securities sought to be included in the Follow-On Offering pursuant to Section 4.1(a) or the Holders withdrew from the Follow-On Offering and their Registrable Securities did not cease to be Registrable Securities pursuant to Section 4.2, then the Holders of a majority of the Registrable Securities shall have the right to request registration of Registrable Securities on a Shelf Registration Statement; provided, however, that such rights shall be subject to the limitations of Section 6 and shall expire as provided in Section 5.3. The Company shall give the Holders written notice if it determines not to proceed with the Follow-On Offering after having an organizational meeting on or before May 31, 2003, which written notice shall be given within ten (10) days after the Company makes such determination.

         5.3 The Holders of a majority of the Registrable Securities may request the registration of the Registrable Securities pursuant to a Shelf Registration Statement at any time after (a) the Company provides written notice that it has determined not to proceed with the Follow-On Offering in the case of a request made pursuant to Section 5.2(a), (b) September 30, 2003 in the case of a request made pursuant to Section 5.2(b), or (c) the consummation of the Follow-On Offering in the case of a request made pursuant to Section 5.2(c), subject to any limitations contained in any agreement entered into between any Holder or the Company with the underwriter in connection with the Follow-On Offering, which limitations will be subject to the terms set forth in Section 12.1 hereof. The request for registration shall be in writing and shall state the intended method of disposition thereof. Subject to the provisions of Section 6 hereof, the Company will file a Shelf Registration Statement within twenty (20) days following the receipt by the Company of the request for registration, which Shelf Registration Statement shall include all shares of Registrable Securities then outstanding. The Holders' right to exercise their demand registration rights under Sections 5.2 and 5.3 shall expire on the date that is two (2) years following the date of this Agreement.

         5.4 In the event that the Company certifies in writing to GC-SUN that it has held an organizational meeting on or before May 31, 2003 with a proposed underwriter for the purpose of commencing the Follow-On Offering, the Company shall file a registration with respect to the Follow-On Offering as soon as is reasonably practicable thereafter unless the Company has determined not to proceed with the Follow-On Offering.

         Section 6. Limitations Regarding Registration at the Request of Holder.

         6.1 The Company shall not be required to effect a registration pursuant to Section 5 or to prepare and file with the SEC a supplement or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document if (a) the Board of Directors of the Company reasonably determines in good faith that effecting such a registration at such time would have a material adverse effect upon (i) a proposed sale of all (or substantially all) the assets of the Company with respect to which the Company is then in active discussions or negotiations, (ii) a merger, reorganization, recapitalization or similar transaction materially affecting the capital structure or equity ownership of the Company then being actively considered by the Company, (iii) a proposed material acquisition with respect to which the Company is then in active discussions or negotiations or (iv) a proposed material financing by the Company with respect to which the Company is then in active discussions or negotiations, or (b) the Company reasonably

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determines in good faith, upon advice of its outside counsel, that it is in possession of material nonpublic information and the Board of Directors of the Company reasonably determines it is not in the best interests of the Company to disclose such information in a registration statement at such time (each circumstance in clauses (a)(i), (ii) or (iii), a "Transaction Event", each circumstance in clause (a)(iv) or (b) (other than a Transaction Event), an "Other Event", and each Transaction Event and Other Event, a "Blackout Event").

         6.2 The Company shall promptly notify each affected Holder in writing of any decision pursuant to this Section 6 not to effect any such registration or make any filing, which notice shall set forth the reason for such decision (but not disclosing any material nonpublic information) and shall include an undertaking by the Company to promptly notify such Holder as soon as a registration pursuant to Section 5 may be effected, provided, however, that the Company may postpone the filing or the effectiveness of the Shelf Registration Statement for a maximum period of ninety (90) consecutive days with respect to any Blackout Event, provided, further, that the Company may not postpone the filing or effectiveness of the Shelf Registration Statement for more than (a) ninety (90) days in the aggregate during any twelve (12) month period with respect to all Transaction Events, (b) ninety (90) days in the aggregate during any twelve (12) month period with respect to all Other Events, or (c) one hundred twenty (120) days in the aggregate during any twelve (12) month period with respect to all Blackout Events (as applicable, the "Applicable Limitation Period").

         6.3 Upon the occurrence of a Blackout Event during any period in which the Shelf Registration Statement is effective, the Holders of Registrable Securities, at the written request of the Company, will promptly suspend sales of Registrable Securities pursuant to the Shelf Registration Statement until the earlier of (A) the date on which the Company notifies such Selling Holders that such Blackout Event no longer exists or (B) ninety (90) days after such Holders' receipt of such written notice, or (C) the end of the Applicable Limitation Period. Such notice by the Company shall set forth the reason for such suspension (but not disclosing any material nonpublic information) and shall include an undertaking by the Company to promptly notify such Selling Holders as soon as the Blackout Event no longer exists.

         6.4 Upon notice to any Holder of a Blackout Event or suspension, each Holder covenants that it shall (i) use all reasonable efforts to prevent disclosure, by such Holder or any Person becoming aware of the notice through it, of the fact that a Blackout Event or suspension notice was given; (ii) promptly halt any offer, sale, trading or transfer by such Holder or its Affiliates for the period set forth in the notice; and (iii) promptly halt any use, publication, or distribution of any prospectus with respect to Registrable Securities until (x) the Company has given such Holder written notice that such use, publication or distribution may resume or (y)the Applicable Limitation Period has lapsed.

         Section 7.  Designation of Underwriter.

         7.1 In the case of any registration effected pursuant to Section 3, the Company or another group of securityholders shall have the right to designate the managing underwriter in any underwritten offering and, to the extent required by the underwriters, each Selling Holder shall be a party to any underwriting agreement relating thereto and shall make appropriate and customary representations and warranties and other agreements for the benefit of the underwriters.

         7.2 In the case of an underwritten offering pursuant to the Shelf Registration Statement, the Selling Holders holding a majority of the Registrable Securities included in such underwritten offering shall have the right to designate the managing underwriter reasonably acceptable to the Company in such underwritten offering and, to the extent required by the underwriters, the Company and any other Person including securities in such registration shall be parties to any underwriting agreement relating thereto and shall make appropriate and customary representations and warranties and other agreements for the benefit of the parties thereto.

         Section 8.  Cooperation by Selling Holders.

         8.1 Each Selling Holder, and each underwriter designated by the Selling Holders, if any, will furnish to the Company such information and execute such documents as the Company may reasonably require from the Selling Holders or underwriter in connection with the registration statement (and the prospectus included therein) in order to comply with the applicable rules and regulations of the SEC, including information concerning the proposed method of sale or other disposition of the Registrable Securities, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith and such other information as may be reasonably required by the Company properly to prepare and file such registration statement in accordance with applicable provisions of the Securities Act. The Company's obligations under this Agreement shall be conditioned on the Selling Holders' compliance with this Section 8.

         8.2 If the Selling Holders desire to sell and distribute Registrable Securities over a period of time, or from time to time, at then prevailing market prices, then the Selling Holders shall execute and deliver and provide to the Company such representations, warranties, agreements, indemnities, opinions and other documents as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act, the Exchange Act and any state securities laws.

         8.3 In the case of an underwritten offering, the Selling Holders intending to participate in such underwritten offering shall agree to sell the Registrable Securities on the basis of customary underwriting arrangements approved by the Person entitled to select the underwriters as provided in
Section 7 and shall provide for the benefit of the underwriters and the Company such customary representations, warranties, agreements, indemnities, opinions and other documents as are required under the terms of such underwriting arrangements.

         8.4 At any time when the Shelf Registration Statement is effective and the Company delivers written notice to each Holder of Registrable Securities that the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holders of Registrable Securities, at the written request of the Company, will promptly suspend sales of Registrable Securities pursuant to the Shelf Registration Statement until the date on which the Company notifies such Holders that any necessary amendment or supplement has been filed or is not required to be filed, provided that, subject to Section 6, the Company shall use its reasonable best efforts to promptly correct any such material misstatements or omissions in such prospectus and file all necessary amendment or supplements as required to enable the Holders to sell the Registrable Securities covered by the Shelf Registration Statement.

         At the end of the period during which the Company is obligated to keep the Shelf Registration Statement current and effective as described in Section 2.1(a), each Selling Holder shall discontinue sales of securities pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and each Selling Holder shall notify the Company of the number of shares of Registrable Securities registered which remain unsold promptly upon receipt of such notice from the Company.

         Section 9. Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Agreement including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne solely by the Company; provided, that (i) all underwriting discounts and commissions applicable to the sale of Registrable Securities being sold shall be borne by the Persons who are offering Registrable Securities pursuant to any such registration, pro rata according to the quantity of their Registrable Securities so sold, and (ii) the Company shall not be responsible or liable for any fees or disbursements of independent counsel or other advisors to any Selling Holder or any other incidental expenses incurred by any Selling Holder in connection with the sale of any securities pursuant to the registration.

         Section 10.  Indemnification.

         10.1 To the extent permitted by law, the Company will indemnify each Selling Holder joining in a registration and its partners, members, directors and officers, as applicable, the underwriter and its officers, directors and agents, and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act and their respective successors (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement (including, without limitation, the Shelf Registration Statement), offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by the Company (or any of its officers or directors) of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in conformity with written information furnished to the Company by such Indemnitee(s) (or the Selling Holder(s) related to such Indemnitee(s)) or any failure of such Indemnitee (or the Selling

Holder related to such Indemnitee) to comply with the prospectus delivery requirements as to which the Company or the underwriters have given the Selling Holders written notice or arising out of or based on a breach by such Indemnitee (or the Selling Holder related to such Indemnitee) of Section 8.4 hereof. The foregoing indemnity agreement is also subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in an amended prospectus on file with the SEC at the time the registration statement (including, without limitation, the Shelf Registration Statement) becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), the foregoing indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if the Company furnished copies of the Final Prospectus to the Selling Holders (including the underwriter, if any) as required by the Securities Act and if such a copy of the Final Prospectus was not furnished by the Indemnitee (or the Selling Holder related to such Indemnitee) or underwriter (if any) to the Person or entity asserting the loss, liability, claim or damage at or prior to the time furnishing the Final Prospectus is required by the Securities Act.

         10.2 To the extent permitted by law, each Selling Holder joining in a registration, severally and not jointly, will indemnify the Company and its officers and directors, the underwriter and its officers, directors and agents, and each Person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement (including, without limitation, any Shelf Registration Statement), offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement (including, without limitation any Shelf Registration Statement), notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made to the extent that such untrue statement or omission is contained in any information furnished in writing by such Selling Holder or its representatives to the Company for inclusion in any of such documents or arising of or based on any failure to comply with the prospectus delivery requirements or any breach by such Selling Holder of Section 8.4 hereof and will reimburse the Company and each other Person indemnified pursuant to this Section 10.2 for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Any Selling Holder's liability under this Section 10.2 shall be in proportion to and limited in all events to the net amount received by such Selling Holder from the sale of the Registrable Securities pursuant to such registration statement (including, without limitation, the Shelf Registration Statement).

         10.3 Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and, if the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder with respect to such claim, the indemnifying party shall have the absolute right, in its sole discretion and expense, to elect to defend, contest or otherwise protect against any such claim with legal counsel of its own selection so long as the indemnifying party gives notice of its intention to so defend, contest or otherwise protect against such claim within five days of its receipt of notice from the indemnified party regarding such claim. The indemnified party shall have the right, but not the obligation, to participate, at its own expense, in the defense of any claim through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it may have. The indemnified party shall, and shall cause its Affiliates (and their respective directors, officers, agents and employees), to at all times cooperate in all reasonable ways with, make their relevant files and records available for inspection and copying by, or otherwise render reasonable assistance to, the indemnifying party in its defense of any action for which indemnity is sought under this Section 10. In the event the indemnifying party fails to timely defend, contest or otherwise protect against any claim, the indemnified party shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same at the indemnifying party's expense. The indemnifying party may not, without the consent of the indemnified party, settle or compromise any claim if the settlement or compromise imposes equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. If
(i) the indemnified party and indemnifying party agree in writing, (ii) the indemnified party reasonably determines, based upon advice of indemnified party's counsel, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests, the indemnified party shall be entitled to retain separate counsel at the indemnifying party's expense, and provided, further, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced solely as a result of the failure to give notice. No indemnifying party (i) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) shall be liable for the fees or expenses of more than one separate firm of attorneys (and one local counsel) at any time for all indemnified parties.

         10.5 If the indemnification provided for in this Section 10 is unavailable to a party that would have been an indemnified party under this
Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the extent permitted by law to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other hand in connection with the statement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 10.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 10.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10.5 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 10.4 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         In the event of any underwritten offering of Registrable Securities under the Securities Act subject to the provisions of this Agreement, the Company and the Selling Holder agree, to the extent practicable, to enter into an underwriting agreement, in customary form, with the underwriters, which underwriting agreement may contain additional provisions with respect to indemnification and contribution.

         Section 11. Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned by any Holder to a transferee or assignee of such securities without the prior written consent of the Company unless: (i) the transferee or assignee is an Affiliate of GC-Sun or a direct investor in GC-Sun or any of its Affiliates, (ii) such assignment would not cause the total number of Holders under this Agreement at such time to exceed ten (10), and (iii) such transferee or assignee enters into an agreement in a form reasonably acceptable to the Company to be bound by the terms of this Agreement including, without limitation, Section 12 hereof.

         Section 12. Lockup and Voting Agreements; Legend.

         12.1 Lockup. Each Holder agrees, in connection with any registration by the Company of its securities for sale to the general public in an underwritten offering (whether or not the offering is pursuant to Section 5 hereof and whether or not such Holder is participating in such offering), that, upon request of the underwriters managing any such offering, such Holder will agree in writing not to sell, make short sales of or otherwise dispose of any Registrable Securities (other than that included in the registration) without the prior consent of such underwriters for such period of time as may be reasonably requested by the underwriters. The period of time that the lockup shall apply to the Holders shall not extend for more than ninety (90) days following the effective date of the applicable registration statement and shall commence on (a) if the Holders have or are offered the right to participate in such offering as provided or contemplated by Section 3 with the priority provided or contemplated by Section 4.1(a), the date on which the preliminary prospectus is first distributed in connection with such offering, provided, if the applicable registration statement is not declared effective within thirty
(30) days after the commencement of such period, the lockup shall not apply from the end of such thirty (30) day period until the applicable registration statement is declared effective, or (b) otherwise, the date on which the applicable registration statement is declared effective. Notwithstanding anything in this Section 12.1 to the contrary, the obligations under this
Section 12.1 shall apply only to the extent that each executive officer and director of the Company holding Common Stock of the Company, holders of 5% or more of the Company's Common Stock who are Affiliates of the Company and other participants in such registration (collectively the "Lockup Persons") shall enter into similar lockup agreements that are no more favorable to such Lockup Persons than those applicable to the Holders and which have a duration the same as that applicable to the Holders. In the event that the Company or the managing underwriter(s) shall release any such

Lockup Persons from the requirements of any such lockup agreement, each Selling Holder shall be entitled to a corresponding pro rata release from its lockup.

         12.2 Voting Agreement. Each Holder hereby agrees that (a) at each annual and special meeting of the stockholders of the Company such Holder will vote such Registrable Securities (i) for the election to the Board of Directors of the Company of the nominees proposed by the Board of Directors of the Company to be elected, (ii) in favor of any matter recommended to be approved by the stockholders of the Company by the Board of Directors of the Company and (iii) against any matter not recommended to be approved by the stockholders of the Company by the Board of Directors of the Company; (b) such Holder will not nominate or vote in favor of the election to the Board of Directors of any person who was not proposed by the Board of Directors to be so elected; (c) such Holder will consent in writing to any action which has been proposed by the Board of Directors to be approved by the stockholders of the Company by written consent; and (d) such Holder will not consent in writing to any action which has not been proposed by the Board of Directors to be approved by the stockholders of the Company by written consent. Each Holder agrees to cause any Affiliate of such Holder to whom it sells or otherwise transfers any of the Registrable Securities to comply with the provisions of this Section 12.2 whether or not such Affiliate agrees to be bound by the terms of this Agreement pursuant to
Section 11. The Holder hereby irrevocably grants to Signe S. Gates, Senior Vice President, General Counsel and Secretary of the Company, in her capacity as Secretary of the Company, together with any successors in the office of Secretary, and any designee of any of the foregoing, a proxy to vote the Registrable Securities in the manner required pursuant to this Section 12.2. The Holder agrees that the foregoing proxy is irrevocable and is coupled with an interest. This Section 12.2 shall apply to each Holder and its Affiliates until such Holder or its Affiliates no longer own or otherwise hold any Registrable Securities.

         12.3 Certain Tender Offers. Each Holder agrees that such Holder will not tender or exchange any Registrable Securities in any tender offer or exchange offer which has not been approved or recommended by the Board of Directors of the Company or a special committee thereof (a "Tender Offer") unless (a) such Holder has given written notice to the Company of its intention to tender such Restricted Securities in such Tender Offer and offers in such written notice to sell such Restricted Securities to the Company as provided in this Section 12.3, and (b) the Company has not, within five (5) business days after receiving the written notice of such Holder, accepted such Holder's offer in writing. If the Company accepts the Holder's offer (i) the Company shall be obligated to purchase, and the Holder shall be obligated to sell, the Restricted Securities subject to clause (vi) below, (ii) the purchase price for the Registrable Securities shall be the amount of consideration the Holder would receive for the Registrable Securities if they were tendered in the Tender Offer assuming, if applicable, that the Holder elected to receive all cash consideration, (iii) the purchase price shall be paid in cash with any non-cash consideration in the Tender Offer being deemed to have a value attributed to such consideration in the Tender Offer or, if no such value is specified, such value as shall reasonably be determined in good faith by the Board of Directors of the Company or a special committee thereof, (iv) the purchase and sale of the Registrable Securities shall be consummated within three (3) business days after the date on which the obligation of the offeror in the Tender Offer to purchase the Registrable Securities would have become non-contingent if such Registrable

Securities were tendered in the Tender Offer, (v) if, after the date specified in clause (iv) it becomes apparent that the Holder would have received additional consideration if the Registrable Securities were tendered in the Tender Offer, the Company shall pay the Holder the amount of such additional consideration (valued, if applicable, in accordance with clause (iii) above) within three (3) business days after the date such consideration would have been paid to the Holder if the Registrable Securities were tendered in the Tender Offer, and (vi) if the Tender Offer is abandoned prior to the date specified in clause (iv), the Company's obligation to purchase, and the Holder's obligation to sell, the Registrable Securities shall automatically expire. Each Holder agrees to cause any Affiliate of such Holder to whom it sells or otherwise transfers any of the Registrable Securities to comply with the provisions of this Section 12.3 whether or not such Affiliate agrees to be bound by the terms of this Agreement pursuant to Section 11. This Section 12.3 shall apply to each Holder and its Affiliates until such Holder and its Affiliates no longer own or otherwise hold any Registrable Securities.

         12.4 Legend. Each Holder agrees that each certificate representing shares of Registrable Securities held by such Holder shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 6, 2003, AMONG THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE HOLDER OF SUCH SECURITIES. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT, AS AMENDED, WILL BE FURNISHED PROMPTLY WITHOUT CHARGE BY THE ISSUER TO THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UPON WRITTEN REQUEST."

The Company agrees to cause certificates representing any Registrable Securities that are sold, transferred or assigned to any Person(s) who (i) will not be a Holder under this Agreement, and (ii) is not an Affiliate of GC-Sun (collectively "Non-Holders") to be issued without the foregoing legend. In connection with the removal of the foregoing legend from stock certificates representing Holders' Registrable Securities sold, transferred or assigned to Non-Holders, the Company agrees to provide all customary documentation and opinions of counsel requested by the Company's transfer agent to remove such legend from any such certificate and further agrees to issue to each Holder assigning or transferring its Registrable Securities to Non-Holder(s) new stock certificates representing the number of Registrable Securities still owned by such Holder after such sale, assignment or transfer.

         Section 13. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, so long as any Holder owns any Registrable Securities, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

         Section 14. Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company and each Holder in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement. The indemnification and contribution provisions of Section 10 shall survive any termination of this Agreement.

         Section 15.  Miscellaneous Provisions.

         15.1 Amendments; Waivers. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and Holders holding a majority of the outstanding Registrable Securities (which amendments shall be binding on the Company and all of the Holders). No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

         15.2 Successors and Assigns. Except as expressly permitted by Section 11, no party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the prior written consent of the other parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

         15.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of this Agreement.

         15.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         15.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15.6 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy or e-mail with confirmation of transmission by the transmitting equipment, one (1) Business Day after the date when sent to the recipient by reputable express courier service

(charges prepaid) or two (2) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Company and the Holders at the respective address indicated below:

                If to the Company:

                     Barnes Group Inc.
                     123 Main Street
                     Bristol, CT  06011-0489
                     Attention:  Senior Vice President, Corporate Development
                     Telecopy:  (860) 582-3228
                     E-mail:  pgoodrich@barnesgroupinc.com

                With a copy to:

                     Barnes Group Inc.
                     123 Main Street
                     Bristol, CT  06011-0489
                     Attention:  Senior Vice President and General Counsel
                     Telecopy:  (860) 585-5396
                     E-mail:  sgates@barnesgroupinc.com

               If to any Holder:

                     c/o Glencoe Capital, L.L.C.
                     190 S. LaSalle Street, Suite 2830
                     Chicago, Illinois 60603
                     Attention:  Ronald D. Wray
                     Telecopy:  (312) 795-0455
                     E-mail: rwray@glencap.com

               With a copy to:

                     Latham & Watkins Illinois LLC
                     233 South Wacker Drive, Suite 5800
                     Chicago, Illinois 60606
                     Attention: Mark D. Gerstein
                     Telecopy: 312-993-9767
                     E-mail:  mark.gerstein@lw.com

         15.7 Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Agreement. Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

         15.8 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

         15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

         15.10 Submission to Jurisdiction. Each of the parties hereto submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Connecticut in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on the other parties by sending or delivering a copy of the process to the parties to be served at the address and in the manner provided for the giving of notices in Section 15.6 above. Nothing in this Section 15.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         15.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (c) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.11.

         IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the date first written above.

                                       BARNES GROUP INC.



                                       By:      /s/ Philip A. Goodrich
                                           -------------------------------------
                                       Name:    Philip A. Goodrich
                                            ------------------------------------
                                       Title:   Senior Vice President, Corporate
                                             -----------------------------------
                                                Development
                                             -----------------------------------

                                       GC-SUN HOLDINGS II, L.P.



                                       By:      /s/ Ronald D. Wray
                                          --------------------------------------
                                       Name:    Ronald D. Wray
                                            ------------------------------------
                                       Title:   Vice President
                                             -----------------------------------